Registration No. 333 - _____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST SECURITY GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	58-2461486
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

817 Broad Street, Chattanooga, Tennessee 37402
(Address of principal executive offices and zip code)

FIRST SECURITY GROUP, INC. 2002 LONG-TERM INCENTIVE PLAN
(Full Title of the Plans)

Rodger B. Holley
First Security Group, Inc.
817 Broad Street
Chattanooga, Tennessee 37402
(Name and address of agent for service)

(423) 266-2000
(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock,	400,000
$0.0083 par value	shares (1)	$ 7.81 (2)	$ 3,125,644.91 (3)	$ 396.02

(1)	This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.

(2)	Pursuant to Rule 457(h), because there is no trading market for the securities offered, the offering price per share is equal to the book value of the Registrant’s common stock as of June 30, 2004.

(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

This Registration Statement is being filed to register an additional 400,000 shares of Common Stock for issuance under the Plan. The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-105946) are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Joseph Decosimo and Company, LLP.

24	Power of Attorney (see signature pages to this Registration Statement).

99.1	First Security Group, Inc. 2002 Long-Term Incentive Plan.[1]

99.2	First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan.[2]

---------------------
[1]	Incorporated by reference to Appendix A of the Registrant's Proxy Statement filed on August 16, 2002 (File No. 000-49747).

[2]	Incorporated by reference to Appendix B of the Registrant's Proxy Statement filed on April 16, 2004 (File No. 000-49747).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chattanooga, State of Tennessee, on this 28th day of July, 2004.

FIRST SECURITY GROUP, INC.

By:	/s/ Rodger B. Holley

Rodger B. Holley President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Rodger B. Holley and William L. ("Chip") Lusk, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 28, 2004.

Name	Position

/s/ Rodger B. Holley	President, Chief Executive Officer and
Rodger B. Holley	Chairman of the Board of Directors
(principal executive officer)

/s/ William L. Lusk, Jr.	Secretary, Chief Financial Officer and
William L. Lusk, Jr.	Executive Vice-President
(principal financial officer)

/s/ Linda S. Cummins	Controller and Vice-President
Linda S. Cummins	(principal accounting officer)

[Signatures continue on following page]

[Signatures continued from previous page]

Name	Position

/s/ J.C. Harold Anders	Director
J.C. Harold Anders

/s/ Clayton Causby	Director
Clayton Causby

/s/ Carol H. Jackson	Director
Carol H. Jackson

/s/ Ralph L. Kendall	Director
Ralph L. Kendall

/s/ William B. Kilbride	Director
William B. Kilbride

/s/ D. Ray Marler	Director
D. Ray Marler

/s/ Lloyd L. Montgomery, III	Chief Operating Officer, Executive Vice-President and Director
Lloyd L. Montgomery, III

________________	Director
Hugh J. Moser, III

/s/ H. Patrick Wood	Director
H. Patrick Wood

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Joseph Decosimo and Company, LLP.

24	Power of Attorney (see signature pages to this Registration Statement).

99.1	First Security Group, Inc. 2002 Long-Term Incentive Plan.[1]

99.2	First Amendment to the First Security Group, Inc. 2002 Long-Term Incentive Plan.[2]
________________
[1]	Incorporated by reference to Appendix A of the Registrant's Proxy Statement filed on August 16, 2002 (File No. 000-49747).

[2]	Incorporated by reference to Appendix B of the Registrant's Proxy Statement filed on April 16, 2004 (File No. 000-49747).